EXHIBIT 10.2

SPONSOR PARTIES SUPPORT AGREEMENT

This Sponsor Parties Support Agreement (this “Agreement”) is made and entered into as of October 12, 2026, by and among (i) ArcheNova Technology Co., Ltd, a Cayman Islands exempted company (“PubCo”), (ii) ArcheNova Biotech Corp., a Cayman Islands exempted company (the “Company”), (iii) Horizon Space Acquisition I Sponsor Corp., a Cayman Islands exempted company (the “Sponsor”), (iv) each of the directors and officers of Acquiror identified on Schedule A hereto (together with the Sponsor, the “Sponsor Parties” and each, a “Sponsor Party”), and (v) Horizon Space Acquisition I Corp., a Cayman Islands exempted company (“Acquiror”). PubCo, the Company, Acquiror and the Sponsor Parties are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. On the date hereof, Acquiror, PubCo, ArcheNova International Co., Ltd, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), ArcheNova Global Co., Ltd, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub I will merge with and into Acquiror (the “First Merger”), with Acquiror surviving the First Merger as a wholly-owned subsidiary of PubCo and the outstanding securities of Acquiror being converted into the right to receive certain securities of PubCo, and (b) no later than one (1) Business Day following the First Closing (or, if not on the same day, the First Merger Effective Time) or at such other time agreed upon by Acquiror and the Company in writing, and as part of the same overall transaction contemplated by the Business Combination Agreement, Merger Sub II will merge with and into the Company (the “Second Merger”, and together with the First Merger, the “Mergers ”), with the Company surviving the Second Merger as a wholly-owned subsidiary of PubCo and the outstanding shares of the Company being converted into the right to receive shares of PubCo (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

B. The Sponsor Parties agree to enter into this Agreement with respect to all Acquiror Ordinary Shares of which any Sponsor Party now or hereafter has beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, each Sponsor Party is the owner of, and/or has voting power (including, without limitation, by proxy or power of attorney) over, such number of Acquiror Ordinary Shares as is indicated opposite such Sponsor Party’s name on Schedule A attached hereto (all such Acquiror Ordinary Shares, together with any shares in Acquiror of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by such Sponsor Party (or any securities convertible into or exercisable or exchangeable for Acquiror Ordinary Shares) during the period from the date hereof through the Expiration Time, collectively, the “Subject Shares”).

D. As a condition to the willingness of Acquiror, PubCo and the Company to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Sponsor Parties have agreed to enter into this Agreement.

E. Each of the Parties has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the First Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 11.1 thereof and (c) the mutual written agreement of Acquiror, PubCo, the Company and the Sponsor Parties.

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“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares. Until the Expiration Time, each Sponsor Party agrees not to (x) Transfer any Subject Shares or (y) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing, (A) each Sponsor Party may Transfer any Subject Shares to any member, shareholder, or affiliate of such Sponsor Party in accordance with the terms of the Governing Documents of Acquiror, and (B) each Sponsor Party may Transfer any Subject Shares upon the consent of the Company; provided, that in each case such transferee of such Subject Shares evidences in a writing, in form and substance reasonably satisfactory to PubCo, Acquiror and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such Sponsor Party, prior and as a condition to the occurrence of such Transfer.

2.2 Additional Purchases. Until the Expiration Time, each Sponsor Party agrees that any Subject Shares that such Sponsor Party purchases, that are issued to such Sponsor Party by Acquiror, that are otherwise hereinafter acquired by such Sponsor Party or with respect to which such Sponsor Party otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by such Sponsor Party as of the date hereof. Each Sponsor Party agrees, while this Agreement is in effect, to notify PubCo, Acquiror and the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by such Sponsor Party, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, each Sponsor Party hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of Acquiror (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of Acquiror requested by the Governing Documents of Acquiror or otherwise undertaken as contemplated by the Transactions, such Sponsor Party shall, if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote all Subject Shares over which such Sponsor Party has sole or shared voting power and is entitled to vote; and/or, if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Subject Shares: (i) in favor of (a) the First Merger and the Second Merger, the Business Combination Agreement, the Ancillary Documents, any required amendments to the Company’s Governing Documents, and all of the other Transactions (and any actions required in furtherance thereof), and (b) the other matters set forth in the Business Combination Agreement (clauses (a) and (b) collectively, the “Acquiror Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the Acquiror Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of Acquiror to a later date, (ii) in opposition to, other than as contemplated by the Business Combination Agreement, (x) any material change in the present capitalization of Acquiror or any amendment of Acquiror’s Governing Documents, (y) any material change in Acquiror’s corporate structure or business or (z) any proposal, offer, or submission with respect to an Alternative Proposal (“Competing Transaction”) or the adoption of any agreement to enter into a Competing Transaction, (iii) in opposition to, any proposal that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated under the Transaction Documents, and (iv) in any other circumstances upon which a vote, consent or other approval with respect to the Acquiror Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Sponsor’s Subject Shares held at such time in favor of the foregoing; provided, however, that no Sponsor Party shall be required to vote, provide consent or take any other action to the extent such vote, consent or action would preclude SEC registration of the PubCo Ordinary Shares being issued to holders of Acquiror Ordinary Shares as contemplated by the Business Combination Agreement.

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4. Additional Agreements.

4.1 No Challenges. Each Sponsor Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub I, Merger Sub II, PubCo, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

4.2 Further Actions. Each Sponsor Party agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Sponsor Party contained in this Agreement inaccurate in any material respect. Such Sponsor Party further agrees that it shall use its commercially reasonable efforts to cooperate with Acquiror and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Acquiror or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.3 Consent to Disclosure. Each Sponsor Party hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror, PubCo or the Company to any Governmental Authority or to securityholders of Acquiror) of such Sponsor Party’s identity and beneficial ownership of the Subject Shares and the nature of such Sponsor Party’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror, PubCo or the Company, a copy of this Agreement. Each Sponsor Party will promptly provide any information reasonably requested by Acquiror, PubCo or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.4 Waiver of Dissenters’ Rights. Each Sponsor Party hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Companies Act (as Revised) of the Cayman Islands and any other similar statute in connection with the Transactions and the Business Combination Agreement.

4.5 No Redemption. Each Sponsor Party undertakes that, from the date hereof and until the termination of this Agreement, it will not elect to cause Acquiror to redeem any Subject Shares now or at any time legally or beneficially owned by such Sponsor Party (whether pursuant to the Governing Documents of Acquiror, Law, contract or otherwise, notwithstanding such Sponsor Party may have rights thereunder), or submit or surrender any of its Subject Shares for redemption.

4.6 New Shares. In the event that prior to the Expiration Time (i) any equity securities of Acquiror are issued or otherwise distributed to a Sponsor Party pursuant to any share dividend or distribution, or any change in any of the Subject Shares or other share capital of Acquiror by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (ii) a Sponsor Party acquires legal or beneficial ownership of any Acquiror Ordinary Shares after the date of this Agreement, or (iii) a Sponsor Party acquires the right to vote or share in the voting of any Acquiror Ordinary Shares after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

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4.7 Shareholders’ Consent, Authorization or Approval. Each Sponsor Party hereby irrevocably agrees and confirms that, insofar as (i) such Sponsor Party’s consent, authorization or approval is required, or (ii) such Sponsor Party forms part of a class of shareholders of Acquiror whose consent, authorization or approval is required, in any such case in respect of or in connection with the Transactions, the Business Combination Agreement and the other transaction documents contemplated hereby and thereby, including pursuant to the Governing Documents of Acquiror, such Sponsor Party hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to have been adopted by such Sponsor Party or class of shareholders in connection with the Transactions, the Business Combination Agreement (as the Business Combination Agreement exists on the date hereof) and the other transaction documents contemplated hereby and thereby (as such transaction documents exist on the date hereof), are hereby deemed adopted and approved by such Sponsor Party (each as is in effect on the date hereof). For the avoidance of doubt, no Sponsor Party is providing its consent, authorization or approval under this Section 4.7 with respect to any future amendment, modification or supplement to the Business Combination Agreement or any other transaction document.

4.8 Release. Effective as of the Second Merger Effective Time, each Sponsor Party hereby releases Acquiror, PubCo, the Company and their respective Subsidiaries from all claims in respect of or relating to the period prior to the Second Closing that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby.

5. Representations and Warranties of the Sponsor Parties. Each Sponsor Party hereby, severally and not jointly, represents and warrants to Acquiror, the Company and PubCo as follows:

5.1 Ownership of the Acquiror Ordinary Shares. Such Sponsor Party is either (a) the owner of the Acquiror Ordinary Shares indicated on Schedule A, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Governing Documents of Acquiror or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Acquiror Ordinary Shares indicated on Schedule A. Such Sponsor Party has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Sponsor Party set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, such Sponsor Party does not own any other voting securities of Acquiror or have the power to vote (including by proxy or power of attorney) any other voting securities of Acquiror other than the Acquiror Ordinary Shares set forth on Schedule A opposite such Sponsor Party’s name. Except as disclosed in any Acquiror SEC Filings and/or in the Acquiror Disclosure Letter, as of the date hereof, such Sponsor Party does not own any rights to purchase or acquire (i) any other equity securities of Acquiror or (ii) the power to vote any other voting securities of Acquiror, in each case except as set forth on Schedule A. Except as disclosed in any Acquiror SEC Filings and/or in the Acquiror Disclosure Letter, there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Sponsor Party pursuant to arrangements made by such Sponsor Party.

5.2 Absence of Other Voting Agreement. Except as disclosed in any Acquiror SEC Filings and/or in the Acquiror Disclosure Letter, and except for this Agreement, such Sponsor Party has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of Acquiror owned by such Sponsor Party or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of Acquiror owned by such Sponsor Party (other than as contemplated by this Agreement).

5.3 Due Authority. Such Sponsor Party has the full legal capacity, power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Sponsor Party (and, if such Sponsor Party is married and any of such Sponsor Party’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Sponsor Party’s spouse) and constitutes a valid and binding agreement of such Sponsor Party enforceable against such Sponsor Party in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles).

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5.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of the obligations under this Agreement and compliance by such Sponsor Party with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Sponsor Party, (ii) if such Sponsor Party is not an individual, contravene or conflict with, or result in any violation or breach of, any provision of its organizational or Governing Documents, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares owned by such Sponsor Party pursuant to, any contract or agreement to which such Sponsor Party is a party or by which such Sponsor Party is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Sponsor Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Sponsor Party in connection with the execution and delivery of this Agreement or the consummation by such Sponsor Party of the transactions contemplated hereby.

5.5 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Sponsor Party, threatened, against such Sponsor Party that would reasonably be expected to impair the ability of such Sponsor Party to perform such Sponsor Party’s obligations hereunder or to consummate the transactions contemplated hereby.

5.6 Reliance by Acquiror, the Company and PubCo. Such Sponsor Party understands and acknowledges that each of Acquiror, the Company, PubCo, Merger Sub I and Merger Sub II is entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Agreement.

5.7 Such Sponsor Party Has Adequate Information. Such Sponsor Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Acquiror or the Company, and based on such information as such Sponsor Party has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Sponsor Party acknowledges that none of Acquiror or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement and the Business Combination Agreement. Such Sponsor Party acknowledges that the agreements contained herein with respect to the Subject Shares held by such Sponsor Party are irrevocable.

6. Termination. This Agreement shall terminate upon the Expiration Time. The termination of this Agreement shall not relieve any Party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

7. Miscellaneous.

7.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and Acquiror shall be allocated as set forth in Section 12.7 of the Business Combination Agreement.

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7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, PubCo, Merger Sub I or Merger Sub II any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

7.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Expiration Time,

(a) Acquiror may (i) extend the time for the performance of any obligation or other act of any Sponsor Party and (ii) waive compliance with any agreement of any Sponsor Party or any condition to their obligations contained herein and any such extension or waiver shall be valid if set forth in an instrument in writing signed by Acquiror;

(b) each Sponsor Party may (i) extend the time for the performance of any obligation or other act of Acquiror or the Company, (ii) waive any inaccuracy in the representations and warranties of Acquiror or the Company contained herein or in any document delivered by Acquiror or the Company pursuant hereto and (iii) waive compliance with any agreement of Acquiror or the Company or any condition to their obligations contained herein.

7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5):

(a)	If to Acquiror, to:

Horizon Space Acquisition I Corp.
1412 Broadway, 21st Floor, Suite 21V New York, NY 10018
	Attention:	Mingyu (Michael) Li
	Email:	mlee@horizonspace.cc

with copies to (which shall not constitute notice):

Robinson & Cole LLP
Chrysler East Building 666 Third Avenue, 20th Floor
Attention:	Arila Zhou, Esq.
Email:	azhou@rc.com

(b)	If to the Company, PubCo, Merger Sub I or Merger Sub II, to:

ArcheNova Biotech Corp.
1 Tai Seng Avenue, #02-04, Tai Seng Exchange (Tower A), Singapore 536464
	Attention:	Liu Ye
	Email:	liu.ye@paracrinetherapeutics.com

with copies to (which shall not constitute notice):

Commerce & Finance Law Offices LLP
34/F, Alexandra House, The Landmark, Central, Hong Kong
Attention:	Gilbert Han
Email:	gilberthan@gmail.com

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If to the Sponsor Parties, to the address for notice set forth on Schedule A hereto,

7.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

7.8 Entire Agreement; Assignment. This Agreement and the Schedule(s) hereto (together with each transaction document in connection with the Transactions to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

7.9 Certificates. Promptly following the date of this Agreement, the Acquiror shall advise its transfer agent in writing that the Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Acquiror, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

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7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive Law of another jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or the transactions contemplated hereby or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or the transactions contemplated hereby or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 7.12 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 7.5 shall be effective service of process for any such Action.

7.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

7.15 Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

7.16 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any Sponsor Party, or by any director, officer, employee, agent, designee or other representative of a Sponsor Party, in each case in his or her capacity as a director or officer of Acquiror or any of its Subsidiaries. Each Sponsor Party is executing this Agreement solely in such Sponsor Party’s capacity as a record or beneficial holder of Acquiror Ordinary Shares.

[Remainder of Page Intentionally Left Blank]

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

ACQUIROR:

HORIZON SPACE ACQUISITION I CORP.

By:	/s/ Mingyu (Michael) Li
Name: Mingyu (Michael) Li
Title: Director and Chief Executive Officer

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

COMPANY:

ARCHENOVA BIOTECH CORP.

By:	/s/ LIU Ye
Name: LIU Ye
Title: Director

PUBCO:

ARCHENOVA TECHNOLOGY CO., LTD

By:	/s/ LIU Ye
Name: LIU Ye
Title: Director

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

SPONSOR PARTIES:

HORIZON SPACE ACQUISITION I SPONSOR CORP.

By:	/s/ Mingyu (Michael) Li
Name: Mingyu (Michael) Li
Title: Director and Chief Executive Officer

Angel Colon

By:	/s/ Angel Colon
Name:	Angel Colon

Mark Singh

By:	/s/ Mark Singh
Name:	Mark Singh

Rodolfo Jose Gonzalez Caceres

By:	/s/ Rodolfo Jose Gonzalez Caceres
Name:	Rodolfo Jose Gonzalez Caceres

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